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                                                                    EXHIBIT 21.1

                           PAIRGAIN TECHNOLOGIES, INC.

                              LIST OF SUBSIDIARIES

                                                      STATE OR JURISDICTION
     NAME OF LEGAL ENTITY                               OF INCORPORATION
     --------------------                             ---------------------

PairGain Services Group, Inc.                         Delaware
PairGain Canada Holdings Inc.                         Canada
PairGain Canada, Inc.                                 Canada
PairGain International Sales Corp.                    U. S. Virgin Islands
PairGain Technologies AG                              Switzerland
PairGain Wallingford Design Center, Inc.              Delaware
PairGain do Brasil Ltda.                              Brazil
PairGain Technologies UK Ltd.                         United Kingdom


All are wholly-owned subsidiaries of PairGain Technologies, Inc.



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